Exhibit 23.1

MARK BAILEY & COMPANY. LTD.

Certified Public Accountants

Management Consultants

Office Address: 1495 Ridgeview Drive, Ste. 200 Reno, Nevada 89519	Phone: 775/332.4200 Fax: 775/332.4210
www.markbaileyco.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our audit report dated August 13, 2009, accompanying the consolidated financial statements in this Form 10-K as of April 30, 2009 and 2008 and for the years then ended and the period from inception (March 15, 2006) to April 30, 2009.

/s/ Mark Bailey & Company, Ltd.

Mark Bailey & Company, Ltd.

Reno, Nevada